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                                                                   EXHIBIT 10.23

                           INDEMNIFICATION AGREEMENT

WHEREAS, Ranger Insurance Company ("Ranger") and Odyssey Reinsurance Corporation ("Odyssey") are affiliated companies and subsidiaries of Fairfax Financial Holdings Limited ("Fairfax"); and

WHEREAS, to provide additional security to purchasers of insurance policies issued by Ranger, Odyssey and Ranger entered into a Blanket Assumption Endorsement Agreement (the "Agreement"), attached hereto as Exhibit A, pursuant to which Odyssey Re would grant to Ranger the right to attach assumption of liability endorsements (each an "Endorsement") to its policies of insurance; and

WHEREAS, each Endorsement provides that, in the event Ranger fails to pay its obligations as a result of an adjudicated insolvency, Odyssey, subject always to the terms of such policy, would become liable for 100% of any unpaid losses payable under the terms of the related policy and would pay those sums that the insured under such policy (the "Insured") would be obligated to pay as damages.

NOW THEREFORE, Fairfax undertakes the following:

In the event that Odyssey is required to make payment under any Endorsement as stipulated in the Agreement, Fairfax will either indemnify Odyssey through reimbursement to Odyssey of its costs in connection with Odyssey's fulfillment of the terms of the Agreement, or Fairfax shall make payment directly to the Insured to the same extent as if Fairfax, rather than Odyssey, were party with Ranger to the Agreement, and were named on the Endorsement.

It is Fairfax's intent that this Indemnification Agreement shall be an enforceable obligation, subject to the laws of the State of New York.

                                          FAIRFAX FINANCIAL HOLDINGS LIMITED

                                          By: /s/ ERIC SALSBERG
                                            ------------------------------------
                                              Name: Eric Salsberg
                                              Title:  Vice President, Corporate
                                              Affairs

Dated: March 20, 2001